Exhibit 99.1

News Release

VICTORY CAPITAL REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Fourth Quarter 2017 Highlights and Recent Developments(1)

•                  Assets under management (“AUM”) of $61.8 billion as of December 31, 2017, a 12% year-over-year increase

•                  Strong investment performance, with 88% of AUM outperforming their respective benchmarks over the trailing one-year period, 84% over the three- and five-year periods, and 80% over the 10-year period ended December 31, 2017

•                  $294 million of net client cash inflows

•                  $106 million in revenue, an 8% year-over-year increase

•                  GAAP earnings of $0.19 per diluted share and Adjusted Net Income with tax benefit per diluted share of $0.39, a 25% increase over the Adjusted Net Income with tax benefit per diluted share for the fourth quarter of 2016

•                  Operating margin of 25.5%, up from 6.7% in the fourth quarter of 2016

•                  Adjusted EBITDA margin of 37.9%, up from 32.7% in the fourth quarter of 2016

•                  Subsequent to year-end 2017, paid down $177 million in debt, reducing debt outstanding to $323 million

Cleveland, Ohio, March 26, 2018 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported its results for the fourth quarter and year ended December 31, 2017.

“Our strong results for the fourth quarter and full-year 2017 are a direct reflection of our continued commitment to delivering superior risk-adjusted investment performance to our clients,” said David Brown, Chairman and Chief Executive Officer of Victory Capital. “We have evolved our business into a next-generation, integrated multi-boutique investment management firm with nine individually branded, largely autonomous Investment Franchises. Our focus is on attracting specialist managers and providing a centralized — not standardized — operating platform that enables them to focus on the pursuit of investment excellence.

“Our progress over the last several years has included the completion of three strategic acquisitions and the development of a suite of rules-based, strategic beta ETFs — branded VictoryShares — which we believe is resonating with our clients.

“During the fourth quarter, AUM increased to $61.8 billion, reflecting positive net flows, solid market returns and strong investment results from our Investment Franchises and our VictoryShares ETFs.

“Looking ahead, we are excited about the opportunity to create long-term value for our shareholders through the disciplined execution of our long-term corporate vision, which combines strategic acquisitions with organic growth. As in the past, serving the needs of our clients remains our top priority.”

(1)  Adjusted measures are non-GAAP financial measures.  An explanation of these non-GAAP financial measures is included under the heading “Information Regarding Non-GAAP Financial Measures” at the end of this press release.  Please see the non-GAAP reconciliation tables.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Assets Under Management
Ending	$61,771	$58,997	$54,965	$61,771	$54,965
Average	60,354	57,875	52,022	57,823	41,756

Flows
Gross	$4,371	$3,879	$6,224	$16,929	$16,037
Net	294	(778)	1,622	(1,471)	875
Net flows excluding Diversified Equity(1)	—	—	1,854	(853)	2,266

Consolidated Financial Results (GAAP)
Revenue	$105.6	$102.4	$98.1	$409.6	$297.9
Operating expenses	78.7	78.2	91.5	319.4	273.4
Income from operations	26.9	24.2	6.6	90.2	24.5
Operating margin	25.5%	23.7%	6.7%	22.0%	8.2%
Net income/(loss)	11.2	7.9	(2.7)	25.8	(6.1)
Earnings per diluted share	$0.19	$0.13	$(0.05)	$0.43	$(0.12)

Adjusted Performance Results (Non-GAAP)(2)
Adjusted EBITDA	$40.0	$39.3	$32.1	$149.1	$98.1
Adjusted EBITDA margin	37.9%	38.3%	32.7%	36.4%	32.9%
Adjusted net income	18.1	17.1	12.8	62.0	39.0
Tax benefit of goodwill and acquired intangibles	5.0	4.9	4.2	19.7	16.8
Adjusted net income with tax benefit	23.1	22.0	17.0	81.7	55.8
Adjusted net income with tax benefit per diluted share	$0.39	$0.37	$0.31	$1.37	$1.12

(1) In May 2017, the Company made a  decision to exit the Diversified Equity Franchise; all remaining AUM was transferred to the Munder Capital Management Franchise to manage beginning May 15, 2017.

(2) Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures.  Reconciliation of each of Adjusted EBITDA and Adjusted Net Income to net income/(loss) have been provided in the non-GAAP reconciliation tables in this press release.  An explanation of these non-GAAP financial measures is included below under the heading “Information Regarding Non-GAAP Financial Measures.”

AUM, Flows and Investment Performance

Victory Capital’s AUM increased $2.8 billion, or 5%, to $61.8 billion at December 31, 2017, compared to $59.0 billion at September 30, 2017. The increase was primarily due to $2.6 billion in net market appreciation and net inflows of $0.3 billion. Gross flows for the fourth quarter were $4.4 billion.  For the year ended December 31, 2017, AUM increased $6.8 billion, or 12%, to $61.8 billion from $55.0 billion at December 31, 2016.  The increase was primarily due to $8.4 billion in net market appreciation, partially offset by $1.5 billion of net outflows (or $0.9 billion excluding the Diversified Equity Franchise). Gross flows for the year were $16.9 billion.

As of December 31, 2017, Victory Capital offered 65 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM and strategies as of December 31, 2017.

	Trailing 1-Year	Trailing 3-Years	Trailing 5-Years	Trailing 10-Years
Percentage of AUM Outperforming Benchmark	88%	84%	84%	80%
Percentage of Strategies Outperforming Benchmark	74%	72%	77%	75%

Fourth Quarter of 2017 Compared to Third Quarter of 2017

For the quarter ended December 31, 2017, net income increased 43% to $11.2 million, or $0.19 per diluted share, compared to net income of $7.9 million, or $0.13 per diluted share, for the third quarter of 2017. GAAP operating margin was 25.5% for the quarter compared to 23.7% for the third quarter of 2017. Adjusted Net Income with tax benefit increased 5% to $23.1 million, or $0.39 per diluted share comprised of $0.30 per diluted share in Adjusted Net Income and $0.09 per diluted share in tax benefit, compared to $22.0 million, or $0.37 per diluted share comprised of $0.29 per diluted share in Adjusted Net Income and $0.08 per diluted share in tax benefit, for the third quarter of 2017.

Adjusted EBITDA and Adjusted EBITDA margin were $40.0 million and 37.9%, respectively, for the fourth quarter of 2017, compared to $39.3 million and 38.3%, respectively, for the third quarter of 2017. The increases in net income, Adjusted Net Income and Adjusted EBITDA resulted from higher revenue coupled with scale effects in the business. The increases in net income and Adjusted Net Income also reflected lower interest expense, primarily due to refinancing activity in August 2017.

•                  Revenue increased 3% to $105.6 million, compared to $102.4 million for the third quarter of 2017 due to higher average AUM, partially offset by a decrease in the realized fee rate due to asset mix.

•                  Operating expenses were $78.7 million, compared to $78.2 million in the third quarter of 2017.

Fourth Quarter of 2017 Compared to Fourth Quarter of 2016

For the quarter ended December 31, 2017, net income was $11.2 million, or $0.19 per diluted share, compared to a net loss of $2.7 million, or $0.05 per basic and diluted share, in the fourth quarter of 2016. GAAP operating margin was 25.5% for the quarter compared to 6.7% for the fourth quarter of 2016. Adjusted Net Income with tax benefit increased 36% to $23.1 million, or $0.39 per diluted share comprised of $0.30 per diluted share in Adjusted Net Income and $0.09 per diluted share in tax benefit, in the fourth quarter of 2017, compared to $17.0 million, or $0.31 per diluted share comprised of $0.23 per diluted share in Adjusted Net Income and $0.08 per diluted share in tax benefit, in the fourth quarter of 2016.

Adjusted EBITDA and Adjusted EBITDA margin were $40.0 million and 37.9%, respectively, for the fourth quarter of 2017, compared to $32.1 million and 32.7%, respectively, for the fourth quarter a year ago. Net income, Adjusted Net Income and Adjusted EBITDA increased due to higher revenue coupled with scale effects, the successful integration of RS Investments and, specific to net income and Adjusted Net Income, a decrease in interest expense primarily due to refinancing activity in August 2017.

•                  Revenue increased 8% to $105.6 million, compared to $98.1 million for the fourth quarter of 2016, due to higher average AUM, partially offset by a decrease in the realized fee rate due to asset mix.

•                  Operating expenses decreased 14% to $78.7 million, compared to $91.5 million in the fourth quarter of 2016, primarily due to scale effects and the successful integration of RS Investments.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016

For the year ended December 31, 2017, net income was $25.8 million, or $0.43 per diluted share, compared to a net loss of $6.1 million, or $0.12 per basic and diluted share, for 2016. GAAP operating margin was 22.0% in 2017 compared to 8.2% in 2016. Adjusted Net Income with tax benefit increased 46% to $81.7 million, or $1.37 per diluted share comprised of $1.04 per diluted share in Adjusted Net Income and $0.33 per diluted share in tax benefit in 2017, compared to $55.8 million, or $1.12 per diluted share comprised of $0.78 per diluted share in Adjusted Net Income and $0.34 per diluted share in tax benefit, in 2016.

Adjusted EBITDA and Adjusted EBITDA margin were $149.1 million and 36.4%, respectively, in 2017, compared to $98.1 million and 32.9%, respectively, in 2016.

•                  Revenue for the year increased 38% to $409.6 million, compared to $297.9 million in 2016 as a result of higher AUM primarily due to the acquisition of RS Investments in July 2016.

•                  Operating expenses increased 17% to $319.4 million, compared to $273.4 million in 2016, primarily due to the acquisition of RS Investments in July 2016.

Balance Sheet / Capital Management

Cash and cash equivalents were $12.9 million at December 31, 2017, compared to $16.4 million at December 31, 2016. The Company paid down $18.0 million of debt during the fourth quarter, resulting in aggregate debt outstanding of $499.7 million at December 31, 2017, compared to $517.7 million at September 30, 2017. The repayment of debt resulted in annualized interest expense savings of $1.2 million.

Subsequent to year-end, the Company issued 11.7 million shares of Class A common stock in an initial public offering, or IPO, for an aggregate of $143.0 million in net proceeds.  The Company used the net proceeds from its IPO, together with cash on hand, to pay down debt and entered into a new $360.0 million syndicated senior credit facility.  In March 2018, the Company issued an additional 1.1 million shares of Class A common stock pursuant to an underwriters’ option to purchase additional shares in the IPO for $13.5 million in net proceeds.  Victory Capital used the net proceeds from the option exercise, as well as cash on hand, to repay $37.0 million of the outstanding term loan, resulting in annualized interest expense savings of approximately $1.6 million.  As of March 26, 2018, aggregate debt outstanding is $323.0 million.

Impact of Tax Reform

On December 22, 2017, the Tax Cuts and Jobs Act (“Tax Act”) was enacted. The Tax Act significantly revises the U.S. corporate income tax law by, among other things, decreasing the federal corporate income tax rate from 35% to 21% effective January 1, 2018. As a result of the reduction in the corporate income tax rate, the Company is required to remeasure its U.S. net deferred taxes at December 31, 2017. The impact of the remeasurement is a one-time credit to income tax expense of $2.4 million for the three months and year ended December 31, 2017.

Effective January 1, 2018, Victory Capital estimates the impact of the Tax Act will lower the Company’s combined statutory federal income tax rate plus an estimate for state, local and foreign income taxes from approximately 38% to approximately 24%, thus lowering its income tax expense beginning in calendar year 2018. The reduction in the combined statutory federal income tax rate plus an estimate for state, local and foreign income taxes, from approximately 38% to approximately 24%, will reduce the tax benefit of goodwill and acquired intangible assets beginning in 2018.

About Victory Capital

Victory Capital is an independent investment management firm operating a next-generation, integrated multi-boutique business model with $61.8 billion in assets under management and advisement as of December 31, 2017.

Victory Capital’s differentiated model is comprised of nine Investment Franchises, each with an independent culture and investment approach. Additionally, the Company offers a rules-based Solutions Platform, featuring the VictoryShares ETF brand, as well as custom and multi-asset class solutions. The Company’s Investment Franchises and Solutions Platform are supported by a centralized distribution, marketing and operational environment, in which the investment professionals can focus on the pursuit of investment excellence.

Victory Capital provides institutions, financial advisors and retirement platforms with a variety of asset classes and investment vehicles, including separately managed accounts, collective trusts, mutual funds, ETFs and UMA/SMA vehicles.

For more information, please visit www.vcm.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that we are not required to register as an “investment company” under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under “Risk Factors” and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

INVESTOR RELATIONS WEBSITE

Victory Capital may use the Investor Relations section of its website, https://ir.vcm.com, to disclose material information to investors and the marketplace as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation Fair Disclosure (“Reg FD”).  Victory Capital encourages investors, the media and other interested parties to visit its investor relations website regularly.

Contacts

Investors:

Lauren Crawford, 310-622-8239

lcrawford@finprofiles.com

Media:

Tricia Ross, 310-622-8226

tross@finprofiles.com

 Victory Capital Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited; in thousands except shares)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Revenue
Investment management fees	$89,206	$86,016	$82,030	$343,811	$248,482
Fund administration and distribution fees	16,440	16,372	16,049	65,818	49,401
Total revenue	105,646	102,388	98,079	409,629	297,883

Expenses
Personnel compensation and benefits	37,339	36,097	44,331	144,111	122,615
Distribution and other asset-based expenses	25,213	24,801	26,951	103,439	77,497
General and administrative	7,947	8,867	8,282	33,996	26,628
Depreciation and amortization	6,570	7,055	8,654	29,910	30,405
Change in value of consideration payable for acquisition of business	(269)	—	(303)	(294)	(378)
Acquisition-related costs	659	844	944	2,094	6,619
Restructuring and integration costs	1,261	483	2,650	6,205	10,012
Total operating expenses	78,720	78,147	91,509	319,461	273,398

Income from operations	26,926	24,241	6,570	90,168	24,485
Operating margin	25.5%	23.7%	6.7%	22.0%	8.2%

Other income (expense)
Interest income and other income/(expense)	(2,097)	753	596	(2,913)	1,086
Interest expense and other financing costs	(10,308)	(12,018)	(11,265)	(48,797)	(34,642)
Total other income (expense), net	(12,405)	(11,265)	(10,669)	(51,710)	(33,556)
Income/(loss) before income taxes	14,521	12,976	(4,099)	38,458	(9,071)

Income tax (expense)/benefit	(3,312)	(5,126)	1,411	(12,632)	3,000
Net income/(loss)	$11,209	$7,850	$(2,688)	$25,826	$(6,071)
Earnings per share - basic	$0.20	$0.14	$(0.05)	$0.47	$(0.12)
Earnings per share - diluted	0.19	0.13	(0.05)	0.43	(0.12)
Weighted average shares outstanding - basic	55,119,711	54,961,161	54,824,510	54,930,852	50,017,712
Weighted average shares outstanding - diluted	59,768,134	59,738,176	54,824,510	59,577,348	50,017,712
Dividends declared per share	$0.23	$—	$—	$2.42	$—

Victory Capital Holdings, Inc. and Subsidiaries

Reconcilation of GAAP to Non-GAAP Measures

(unaudited; in thousands except shares)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Net income / (loss)	$11,209	$7,850	$(2,688)	$25,826	$(6,071)
GAAP income tax (expense) / benefit	(3,312)	(5,126)	1,411	(12,632)	3,000
Income / (loss) before taxes	$14,521	$12,976	$(4,099)	$38,458	$(9,071)
Interest expense / (income)	9,328	10,648	10,324	44,330	31,286
Depreciation	895	858	930	3,561	3,156
Other business taxes	428	619	397	1,887	1,137
GAAP amortization of acquisition-related intangibles	5,676	6,197	7,725	26,349	27,250
Stock-based compensation	1,740	4,060	2,221	11,752	8,827
Acquisition, restructuring and exit costs	6,001	1,241	6,729	15,041	23,025
Debt issuance costs	788	2,419	862	6,035	2,749
Pre-IPO governance expenses	347	301	300	1,248	1,181
Earnings/losses from equity method investments	319	(65)	—	427	—
Compensation in excess of expected levels due to acquisitions	—	—	6,678	—	8,534
Adjusted EBITDA	$40,043	$39,254	$32,067	$149,088	$98,074
Adjusted EBITDA margin	37.9%	38.3%	32.7%	36.4%	32.9%

Net income / loss	$11,209	$7,850	$(2,688)	$25,826	$(6,071)
Adjustment to reflect the operating performance of the Company
i. Other business taxes	428	619	397	1,887	1,137
ii. GAAP amortization of acquisition-related intangibles	5,676	6,197	7,725	26,349	27,250
iii. Stock-based compensation	1,740	4,060	2,221	11,752	8,827
iv. Acquisition, restructuring and exit costs	6,001	1,241	6,729	15,041	23,025
v. Debt issuance costs	788	2,419	862	6,035	2,749
vi. Pre-IPO governance expenses	347	301	300	1,248	1,181
vii. Compensation in excess of expected levels due to acquisition	—	—	6,678	—	8,534
Tax effect of above adjustments	(5,692)	(5,638)	(9,467)	(23,678)	(27,627)
viii. Remeasurement of net deferred taxes	(2,422)	—	—	(2,422)	—
Adjusted net income	$18,075	$17,049	$12,757	$62,038	$39,005
Adjusted net income per diluted share	$0.30	$0.29	$0.23	$1.04	$0.78

Tax benefit of goodwill and acquired intangibles	$4,998	$4,901	$4,197	$19,691	$16,786
Tax benefit of goodwill and acquired intangibles per diluted share	$0.09	$0.08	$0.08	$0.33	$0.34

Adjusted net income with tax benefit	$23,073	$21,950	$16,954	$81,729	$55,791
Adjusted net income with tax benefit per diluted share	$0.39	$0.37	$0.31	$1.37	$1.12

Victory Capital Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except for shares)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$12,921	$16,441
Investment management fees receivable	42,264	43,597
Fund administration and distribution fees receivable	3,925	4,604
Other receivables	9,728	35,669
Prepaid expenses	5,441	4,208
Available-for-sale securities, at fair value	677	525
Trading securities, at fair value	10,659	5,638
Property and equipment, net	8,844	9,544
Goodwill	284,108	284,108
Other intangible assets, net	408,000	434,349
Deferred tax asset, net	—	7,452
Other assets	6,055	4,816
Total assets	$792,622	$850,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$327	$3,712
Accrued compensation and benefits	29,305	40,539
Accrued expenses	21,669	27,535
Consideration payable for acquisition of business	9,856	17,267
Deferred compensation plan liability	10,659	5,638
Deferred tax liability, net	4,068	—
Other liabilities	2,330	6,734
Long-term debt(1)	483,225	418,528
Total liabilities	561,439	519,953

Stockholders’ equity:
Common stock, par value $0.01 per share; 2017— 78,837,300 shares authorized, 57,182,730 shares issued and 55,118,673 shares outstanding; 2016—78,837,300 shares authorized, 56,505,321 shares issued and 54,785,792 shares outstanding	572	565
Additional paid-in capital	435,334	421,747
Treasury stock, at cost: 2017— 2,064,057 shares; 2016— 1,719,529 shares	(20,899)	(16,245)
Accumulated other comprehensive loss	64	(537)
Retained deficit	(183,888)	(74,532)
Total stockholders’ equity	231,183	330,998
Total liabilities and stockholders’ equity	$792,622	$850,951

(1) Balance at December 31, 2017 is shown net of unamortized loan discount and debt issuance costs in the amount of $16.5 million.  The gross amount of the debt outstanding  was $499.7 million.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management

(unaudited; in millions)

	For the Three Months Ended			% Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2017	2017	2016	2017	2016
Beginning assets under management	$58,997	$56,973	$51,356	4%	15%
Gross client cash inflows	4,371	3,879	6,224	13%	-30%
Gross client cash outflows	(4,077)	(4,658)	(4,602)	-12%	-11%
Net client cash flows	294	(778)	1,622	N/M	-82%
Market appreciation (depreciation)	2,575	2,802	2,044	-8%	26%
Net transfers	(95)	(0)	(56)	N/M	70%
Ending assets under management	61,771	58,997	54,965	5%	12%
Average assets under management	60,354	57,875	52,022	4%	16%
Net client cash flows excluding Diversified Equity	294	(778)	1,854	N/M	-84%

	For the Years Ended		% Change from
	December 31,	December 31,	December 31,
	2017	2016	2016
Beginning assets under management	$54,965	$33,111	66%
Gross client cash inflows	16,929	16,037	6%
Gross client cash outflows	(18,400)	(15,162)	21%
Net client cash flows	(1,471)	875	N/M
Market appreciation (depreciation)	8,372	4,393	91%
Net transfers	(95)	16,587	N/M
Ending assets under management	61,771	54,965	12%
Average assets under management	57,823	41,756	38%
Net client cash flows excluding Diversified Equity	(853)	2,266	N/M

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

	By Asset Class
For the Three Months Ended	U.S. Large Cap Equity	U.S. Mid Cap Equity	U.S. Small Cap Equity	Global / Non-U.S. Equity	Fixed Income	Commodity	Solutions	Other	Total
December 31, 2017
Beginning assets under management	$4,806	$23,389	$14,833	$3,735	$7,777	$1,517	$2,591	$349	$58,997
Gross client cash inflows	57	2,335	716	366	403	71	377	46	4,371
Gross client cash outflows	(282)	(1,819)	(873)	(211)	(654)	(154)	(62)	(22)	(4,077)
Net client cash flows	(225)	515	(158)	155	(251)	(83)	315	24	294
Market appreciation (depreciation)	210	1,281	633	232	68	(16)	150	18	2,575
Net transfers	(1)	0	0	(18)	(43)	0	(28)	(5)	(95)
Ending assets under management	4,789	25,185	15,308	4,105	7,551	1,419	3,028	386	61,771

September 30, 2017
Beginning assets under management	$4,825	$22,390	$14,452	$3,606	$7,708	$1,421	$2,230	$340	$56,973
Gross client cash inflows	36	1,772	997	195	484	55	324	17	3,879
Gross client cash outflows	(185)	(1,766)	(1,612)	(348)	(512)	(145)	(52)	(39)	(4,658)
Net client cash flows	(149)	6	(615)	(153)	(28)	(89)	272	(22)	(778)
Market appreciation (depreciation)	131	993	995	283	95	185	88	31	2,802
Net transfers	(0)	0	0	0	1	0	0	(1)	(0)
Ending assets under management	4,806	23,389	14,833	3,735	7,777	1,517	2,591	349	58,997

December 31, 2016
Beginning assets under management	$6,320	$16,934	$13,010	$3,581	$7,969	$1,865	$1,436	$241	$51,356
Gross client cash inflows	64	3,953	1,068	203	578	107	244	6	6,224
Gross client cash outflows	(447)	(1,570)	(1,357)	(138)	(762)	(209)	(104)	(17)	(4,602)
Net client cash flows	(382)	2,383	(289)	65	(184)	(101)	140	(10)	1,622
Market appreciation (depreciation)	(16)	768	1,368	(187)	(62)	118	55	(1)	2,044
Net transfers	$(0)	$(2)	$0	$0	$3	$0	$(56)	$(0)	(56)
Ending assets under management	5,921	20,083	14,090	3,460	7,726	1,882	1,575	229	54,965

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

	By Asset Class
Years Ended	U.S. Large Cap Equity	U.S. Mid Cap Equity	U.S. Small Cap Equity	Global / Non-U.S. Equity	Fixed Income	Commodity	Solutions	Other	Total
December 31, 2017
Beginning assets under management	$5,921	$20,083	$14,090	$3,460	$7,726	$1,882	$1,575	$229	$54,965
Gross client cash inflows	230	8,622	3,613	924	1,777	305	1,342	116	16,929
Gross client cash outflows	(1,702)	(7,299)	(4,722)	(1,333)	(2,240)	(778)	(213)	(113)	(18,400)
Net client cash flows	(1,472)	1,323	(1,109)	(410)	(462)	(473)	1,129	3	(1,471)
Market appreciation (depreciation)	347	3,778	2,327	1,073	388	10	352	96	8,372
Net transfers	(7)	1	0	(18)	(101)	0	(28)	57	(95)
Ending assets under management	4,789	25,185	15,308	4,105	7,551	1,419	3,028	386	61,771
Net client cash flows excluding Diversified Equity	(854)	1,323	(1,109)	(410)	(462)	(473)	1,129	3	(853)

December 31, 2016
Beginning assets under management	$5,763	$12,396	$6,500	$2,114	$5,058	$—	$953	$327	$33,111
Gross client cash inflows	276	8,965	3,263	1,021	1,639	169	691	12	16,037
Gross client cash outflows	(1,962)	(5,898)	(3,341)	(537)	(2,400)	(500)	(491)	(34)	(15,162)
Net client cash flows	(1,686)	3,067	(78)	484	(761)	(330)	201	(22)	875
Market appreciation (depreciation)	(243)	1,961	2,307	9	107	102	139	11	4,393
Net transfers	2,087	2,658	5,360	852	3,323	2,110	283	(87)	16,587
Ending assets under management	5,921	20,083	14,090	3,460	7,726	1,882	1,575	229	54,965
Net client cash flows excluding Diversified Equity	(295)	3,067	(78)	484	(761)	(330)	201	(22)	2,266

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

	By Vehicle
For the Three Months Ended	Mutual Funds(1)	ETFs	Other(2)	Total
December 31, 2017
Beginning assets under management	$37,341	$1,875	$19,782	$58,997
Gross client cash inflows	2,264	278	1,829	4,371
Gross client cash outflows	(3,121)	(16)	(941)	(4,077)
Net client cash flows	(857)	262	889	294
Market appreciation (depreciation)	1,577	113	886	2,575
Net transfers	(93)	—	(2)	(95)
Ending assets under management	37,967	2,250	21,555	61,771

September 30, 2017
Beginning assets under management	$36,133	$1,578	$19,263	$56,973
Gross client cash inflows	2,759	238	883	3,879
Gross client cash outflows	(3,479)	(2)	(1,177)	(4,658)
Net client cash flows	(720)	236	(294)	(778)
Market appreciation (depreciation)	1,927	61	813	2,802
Net transfers	—	—	—	—
Ending assets under management	37,341	1,875	19,782	58,997

December 31, 2016
Beginning assets under management	$32,301	$664	$18,392	$51,356
Gross client cash inflows	3,455	212	2,557	6,224
Gross client cash outflows	(3,189)	(2)	(1,412)	(4,602)
Net client cash flows	266	210	1,145	1,622
Market appreciation (depreciation)	1,486	32	526	557
Net transfers	(78)	—	22	(56)
Ending assets under management	33,975	906	20,085	54,965

(1) Includes institutional and retail share classes.

(2) Includes institutional separate accounts, collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by  Vehicle

(unaudited; in millions)

	By Vehicle
Years Ended	Mutual Funds(1)	ETFs	Other(2)	Total
December 31, 2017
Beginning assets under management	$33,975	$906	$20,085	$54,965
Gross client cash inflows	11,922	1,111	3,896	16,929
Gross client cash outflows	(13,259)	(20)	(5,121)	(18,400)
Net client cash flows	(1,337)	1,091	(1,225)	(1,471)
Market appreciation (depreciation)	5,427	253	2,692	8,372
Net transfers	(98)	—	3	(95)
Ending assets under management	37,967	2,250	21,555	61,771
Net client cash flows excluding Diversified Equity	(1,180)	1,091	(764)	(853)

December 31, 2016
Beginning assets under management	$17,103	$353	$15,655	$33,111
Gross client cash inflows	10,388	536	5,112	16,037
Gross client cash outflows	(9,703)	(61)	(5,397)	(15,162)
Net client cash flows	685	475	(285)	875
Market appreciation (depreciation)	3,144	77	1,171	4,393
Net transfers	13,043	—	3,543	16,587
Ending assets under management	33,975	906	20,085	54,965
Net client cash flows excluding Diversified Equity	1,127	475	664	2,266

(1) Includes institutional and retail share classes.

(2) Includes institutional separate accounts, collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the business.  These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the business. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP net income to calculate Adjusted EBITDA are:

•                  Adding back interest paid on debt net of interest income;

•                  Adding back depreciation on property and equipment;

•                  Adding back other business taxes;

•                  Adding back GAAP amortization of acquisition-related intangibles;

•                  Adding back the expense associated with stock-based compensation associated with equity issued from pools that were created in connection with the management-led buyout with Crestview GP from KeyCorp, the Munder Acquisition and the RS Acquisition and as a result of any equity grants related to the IPO;

•                  Adding back direct incremental costs of acquisitions and the IPO, including expenses associated with third-party advisors, proxy solicitations of mutual fund shareholders for transaction consents, vendor contract early termination costs, impairment of receivables recorded in connection with an acquisition and severance, retention and transaction incentive compensation;

•                  Adding back debt issuance costs;

•                  Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO;

•                  Adjusting for earnings/losses on equity method investments; and

•                  Adding back annual incentive compensation paid in excess of expected levels due to acquisitions.

Adjusted Net Income

Adjustments made to GAAP net income to calculate Adjusted Net Income are:

•                  Adding back other business taxes;

•                  Adding back GAAP amortization of acquisition-related intangibles;

•                  Adding back the expense associated with stock-based compensation associated with equity issued from pools that were created in connection with the management-led buyout with Crestview GP from KeyCorp, the Munder Acquisition and the RS Acquisition and as a result of any equity grants related to the IPO;

•                  Adding back direct incremental costs of acquisitions and the IPO, including expenses associated with third-party advisors, proxy solicitations of mutual fund shareholders for transaction consents, vendor contract early termination costs, impairment of receivables recorded in connection with an acquisition and severance, retention and transaction incentive compensation;

•                  Adding back debt issuance costs;

•                  Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO;

•                  Adding back annual incentive compensation paid in excess of expected levels due to acquisitions;

•                  Subtracting an estimate of income tax expense on the adjustments; and

•                  Subtracting the impact of remeasuring the U.S. net deferred taxes under the Tax Act.

Tax Benefit of Goodwill and Acquired Intangibles

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit.  The tax benefit of goodwill and intangibles represents the tax benefits associated with deductions allowed for intangibles and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangibles with a step-up in tax basis.